Exhibit 99.1

Press Release	Source: Spectre Gaming, Inc.

Florida Veterans Legislative Director Joins Board of Spectre Gaming
Monday February 26, 2007

MINNEAPOLIS, Feb. 26 /PRNewswire-FirstCall/ -- Spectre Gaming, Inc. (OTC Bulletin Board: SGMG - News) announced today that Col. Charley Price (US Army - Retired) has agreed to join the Board of Directors effective immediately.

During Mr. Price's distinguished 28 year military career, including service in both the US Army and US Air Force, and multiple combat tours during the Korean Conflict and the Vietnam War, he received numerous awards and decorations including Silver Star, Air Medal, MSM, ACOM w/ 2 OLC, Presidential Unit Citation, and Cross of Gallantry w/Palm.

Over the past three decades Mr. Price has dedicated himself to public service, both nationally and to the State of Florida, as well as to his fellow veterans, in roles as an officer or volunteer for multiple National Veterans Service Organizations, as a pro bono Legislative Director or legal advisor, as an advisor to the Governor of the State of Florida as Director of External Affairs for the Florida Department of Veteran Affairs, and as a member of many other state wide commissions, boards, and panels.

Mr. Price currently represents numerous veterans' service organizations at the state and national level, on issues concerning benefits, entitlements, legal access and status, and legislative matters, in addition to serving as President of Veterans Mediation Services, a public service corporation.

Mr. Price stated "I am happy to join the Board of Spectre, for both the business opportunity it represents in Florida and other states, and the greater good we can do for the veterans throughout Florida, through Spectre's deployment of compliant amusement games which can generate much needed revenue for disabled and aged veterans and their families. I look forward to the day that our programs can also expand to other states to help my brother veterans cope with the daunting challenges that service to our country can impose."

Brad Olah, CEO of Spectre stated "It is a rare and wonderful opportunity we have in utilizing the experience, wisdom and contacts of Charley Price to assist us in promoting our compliant gaming systems into various states, such as Florida and Texas. We look forward to Charley's knowing hand on the formulation and promulgation of our business and legal strategies as we continue to expand our business."

Mr. Price holds BAs from the University of Maryland and Park College, a MBA from Chadwick University and a JD from Monticello School of Law. He is a member of the American Bar Association and is a State Supreme Court certified Mediator/Arbitrator.

About Spectre Gaming

Spectre Gaming, Inc. is a provider of proprietary interactive electronic games to the amusement-with-prize (AWP) and charitable gaming markets. The Company designs and develops networks, software and content that provide its customers with a comprehensive gaming system. Learn more at http://www.spectregaming.com.

Risk Factors and Forward-Looking Statements

This news release contains various "forward-looking statements" which are not historical in nature, including but not limited to statements using the terms "may," "expect to," "believe," "should," "anticipate," and other language using a future aspect. Such statements should be viewed as uncertain and should not be relied upon. Although our management believes that the results reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the expectations expressed in such forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include those set forth in the Company's annual report on Form 10-KSB/A for the year ended December 31, 2005, and in other filings made, from time to time, by the Company with the Securities and Exchange Commission, including the Company's quarterly report filed on November 14, 2006, and the Company's registration statements on Form SB-2 filed on October 5, 2006 and February 12, 2007. The forward-looking statements contained herein speak only as of the date when made and the Company does not undertake to update such statements.

Source: Spectre Gaming, Inc.